Certified     Public
                                                       Accountants (Isr)
                                                       Tel Aviv 61006
                                                       33 Yavetz Street
                                                       P. O. Box 609
                                                       Tel: (03) 517 4444
                                                       Telecopier:    (972)
          3517 4440
          SOMEKH CHAIKIN
                                                       Haifa 31001
                                                       5 Palyam Street
                                                       P. O. Box 210
                                                       Tel: (04) 6703 38
                                                       Telecopier:    (972)
          467 0319

                                                       Jerusalem 91001
                                                       33 Jaffa Road
                                                       P. O. Box 212
                                                       Tel: (02) 253 291
                                                       Telecopier:    (972)
          225 3292



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------

          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to registration statement on FORM S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the consolidated financial statements of Granite Hacarmel Investments Limited dated February 21, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.







          ----------------------------------------------
          Certified Public Accountants (ISRAEL)



          Haifa, January 21, 1994